ZHAOYUAN SHUANGJI CO., LTD.

FINANCIAL STATEMENTS

June 30, 2008

PAGE

Balance Sheet as of June 30, 2008 (unaudited) and December 31, 2007 (audited)

F1

Statements of Income for the Six Month Periods Ended June 30, 2008

and 2007 (unaudited)

F2

Statements of Income for the Three Month Periods Ended June 30, 2008

and 2007 (unaudited)

F3

Statements of Cash Flows for the Three Month Periods Ended June 30, 2008

and 2007 (unaudited)

F4

            Notes to Financial Statements (unaudited)

F5

ZHAOYUAN SHUANGJI CO., LTD.

BALANCE SHEETS

AS AT JUNE 30, 2008 AND DECEMBER 31, 2007

ASSETS	June 30,	December 31,
Current Assets:	2008	2007
Cash	$ 1,431,293	$ 802,211
Accounts receivables, less allowance for doubtful accounts	5,427,950	4,671,714
Other receivables	693,900	412,595
Advances to suppliers	263,355	167,595
Subsidy receivable	174,871	164,296
Inventory	14,448,607	13,281,676
Total current assets	22,439,976	19,500,087
Fixed Assets:
Land use rights	4,166,024	4,166,024
Mining rights	1,267,133	1,267,133
Buildings	4,015,029	4,015,029
Equipment	9,161,007	8,802,879
Vehicles	50,263	50,263
	18,659,456	18,301,328
Less accumulated depreciation and amortization	5,738,734	4,745,231
Net fixed assets	12,920,722	13,556,097
Other Assets:
Deferred interest	320,741	641,483
Long term receivable	1,095,630	1,095,630
Loans receivable	1,224,077	1,308,191
Total other assets	2,640,448	3,045,304
Total Assets	$ 38,001,146	$ 36,101,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$ 18,752,591	$ 18,752,591
Accounts payable	1,882,906	3,217,262
Advances from customers	851,359	743,047
Accrued liabilities	372,239	833,634
Other liabilities	739,967	904,924
Total current liabilities	22,599,062	24,451,458

Long Term Bank Loans	4,820,163	2,474,672
Total liabilities	27,419,225	26,926,130

Stockholders’ Equity:
Paid in capital	2,411,861	2,411,861
Retained Earnings	8,276,830	6,508,244
Earnings appropriated for statutory reserves	1,205,931	1,205,931
Comprehensive income	(1,312,701)	(950,678)
Total Stockholders’ equity	10,581,921	9,175,358
Total Liabilities and Stockholders’ Equity	$ 38,001,146	$ 36,101,488

        Approved on behalf of the board: /s/ Wenji Song, Chairman and CEO

The accompanying notes are an integral part of the financial statements.

F1

ZHAOYUAN SHUANGJI CO., LTD.

STATEMENTS OF INCOME

For the Six Month Periods Ended June 30, 2008, and 2007

	2008	2007

Sales	$27,190,427	$ 24,891,328
Cost of Sales	23,453,639	21,410,129
Gross Profit	3,736,788	3,481,199

Selling and Administrative Expenses	455,880	546,034

Operating Income	3,280,908	2,935,165

Other Income (Expense):
Subsidy Income	169,905	145,203
Other Income	-	133
Interest Expense	(938,358)	(656,888)
Other Expense	(632)	(3,352)

Income Before Income Taxes	2,511,823	2,420,261

Provision for Income Taxes:
Current Provision	743,237	852,327

Net Income for the Period	1,768,586	1,567,934

Other Comprehensive Loss	(362,023)	(157,725)

Total Comprehensive Income	$ 1,406,563	$ 1,410,209

The accompanying notes are an integral part of the financial statements.

F2

ZHAOYUAN SHUANGJI CO., LTD.

STATEMENTS OF INCOME

For the Three Month Periods Ended June 30, 2008, and 2007

	2008	2007

Sales	$15,553,503	$ 14,195,778
Cost of Sales	13,750,873	12,368,327
Gross Profit	1,802,630	1,827,451

Selling and Administrative Expenses	173,973	193,096

Operating Income	1,628,657	1,634,355

Other Income (Expense):
Subsidy Income	2,440	126,920
Other Income	-	128
Interest Expense	(385,010)	(298,603)
Other Expense	(556)	(251)

Income Before Income Taxes	1,245,531	1,462,549

Provision for Income Taxes:
Current Provision	356,052	486,431

Net Income for the Period	889,479	976,118

Other Comprehensive Loss	(174,921)	(79,251)

Total Comprehensive Income	$ 714,558	$ 896,867

The accompanying notes are an integral part of the financial statements.

F3

ZHAOYUAN SHUANGJI CO., LTD.

STATEMENTS OF CASH FLOWS

For the Six Month Periods Ended June 30, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATIONS:
Net income (loss)	$ 1,768,586	$1,567,934
Adjustments to reconcile net income to net cash provided by operating activities:
Charges and credits not involving the use of cash:
Depreciation and amortization	993,503	1,068,062
Amortization of deferred interest	320,742	303,369
Changes in assets and liabilities:
Increase in accounts receivable	(756,236)	(525,824)
Decrease (increase) in other receivables	(281,305)	121,855
Decrease (increase) in advances to suppliers	(95,760)	166,761
Decrease (increase) in subsidy receivable	(10,575)	488,875
Increase in inventory	(1,166,931)	(2,047,028)
Increase (decrease) in accounts payable	(1,334,356)	(244,146)
Increase (decrease) in advances from customers	108,312	50,851
Increase (decrease) in other payables	(164,957)	(60,398)
Decrease in accrued liabilities	(461,395)	(671,593)
	_________	________
Net Cash Consumed By Operating Activities	(1,080,372)	218,718

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(358,128)	-
Additions to long term loans	-	(70,364)
Additions to business loans	(18,572)	(85,757)
Repayments of business loans	102,686	-
Net Cash Consumed By Investing Activities	(274,014)	(156,121)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under bank loans	2,345,491	196,528
Repayments of bank loans	-	(94,601)
Net Cash Provided By Financing Activities	2,345,491	101,927

Effect on cash of foreign exchange conversion	(362,023)	(157,725)
Net change in cash	629,082	6,799
Cash balance, beginning of period	802,211	603,811
Cash balance, end of period	$ 1,431,293	$ 610,610

The accompanying notes are an integral part of the financial statements.

F4

 ZHAOYUAN SHUANGJI CO., LTD.

NOTES TO FINANCIAL STATEMENTS

June 30, 2008

1.

BASIS OF PRESENTATION

The unaudited interim financial statements of Zhaoyuan Shuangji Co., Ltd. (“the Company”) as of June 30, 2008, and for the three and six month periods ended June 30, 2008 and 2007, have been prepared in accordance with generally accepted accounting principles.  In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods.  The results of operations for the six month period ended June 30, 2008 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2008.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading.  The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2007.

2.

SUPPLEMENTARY CASH FLOWS INFORMATION

Cash paid for interest during the six month periods ended June 30, 2008 and 2007 was $617,616 and $336,146, respectively.  Cash paid for income taxes during the same six month periods was $748,809 and $853,430, respectively.  There were no noncash investing or financing transactions during either of these periods.

F5